Exhibit 10.3
EXECUTION COPY

GUARANTY AGREEMENT
dated as of December 31, 2007
by and among
CONSOLIDATED COMMUNICATIONS HOLDINGS, INC.,
and certain of its Subsidiaries
as Guarantors,
in favor of
WACHOVIA BANK, NATIONAL ASSOCIATION,
as Administrative Agent

i

     GUARANTY AGREEMENT (as amended, restated, supplemented or otherwise modified, this “Guaranty” or this “Agreement”), dated as of December 31, 2007, is made by CONSOLIDATED COMMUNICATIONS HOLDINGS, INC., a Delaware corporation (“Holdings”), and certain of its Subsidiaries as identified on the signature pages hereto and any Additional Guarantor (as defined below) who may become party to this Guaranty (such Subsidiaries and Additional Guarantors, collectively, with Holdings, the “Guarantors”, each, a “Guarantor”), in favor of WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent (in such capacity, the “Administrative Agent”) for the ratable benefit itself and the Guaranteed Parties (as defined below).
STATEMENT OF PURPOSE
     Reference is hereby made to the Credit Agreement, dated of even date herewith (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”), by and among Holdings, each of CONSOLIDATED COMMUNICATIONS, INC., an Illinois corporation (the “CCI Borrower”), CONSOLIDATED COMMUNICATIONS ACQUISITION TEXAS, INC., a Delaware corporation (the “TXU Borrower”), and FORT PITT ACQUISITION SUB INC., a Pennsylvania corporation (the “Merger Sub”, and together with the CCI Borrower and the TXU Borrower, the “Borrowers”), the banks and other financial institutions who are or may become party thereto (the “Lenders”), the Administrative Agent, CoBank, ACB, as Syndication Agent, General Electric Capital Corporation, as Co-Documentation Agent, The Royal Bank of Scotland plc, as Co-Documentation Agent and Wachovia Capital Markets, LLC, as sole lead arranger and sole bookrunner.
     Pursuant to the terms of the Credit Agreement, the Lenders have agreed to extend certain credit facilities to the Borrowers upon the terms and subject to the conditions set forth therein.
     The Borrowers and the Guarantors, though separate legal entities, comprise one integrated financial enterprise, and the extension of such credit facilities to the Borrowers will inure, directly or indirectly, to the benefit of the Guarantors.
     It is a condition precedent to the obligation of the Lenders to extend those certain credit facilities to the Borrowers under the Credit Agreement that the Guarantors shall have executed and delivered this Guaranty to the Administrative Agent, for the ratable benefit of the Guaranteed Parties.
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to extend those certain credit facilities to the Borrowers thereunder, the Guarantors hereby agree with the Administrative Agent, for the ratable benefit of the Guaranteed Parties, as follows:
ARTICLE I
DEFINED TERMS
     SECTION 1.1 Definitions. The following terms when used in this Guaranty shall have the meanings assigned to them below:
     “Additional Guarantor” means each Domestic Subsidiary of any Borrower which hereafter becomes a Guarantor pursuant to Section 4.17 hereof and Section 5.16 of the Credit Agreement.

     “Applicable Insolvency Laws” means all Applicable Laws governing bankruptcy, reorganization, arrangement, adjustment of debts, relief of debtors, dissolution, insolvency, fraudulent transfers or conveyances or other similar laws (including, without limitation, 11 U.S.C. Sections 544, 547, 548 and 550 and other “avoidance” provisions of Title 11 of the United States Code, as amended or supplemented).
     “Guaranteed Obligations” has the meaning set forth in Section 2.1.
     “Guaranteed Parties” means (a) the Administrative Agent, (b) the Lenders, (c) each Secured Hedging Provider, (d) any other holder from time to time of the Guaranteed Obligations and (e) the successors and permitted assigns of each of the foregoing.
     “Solvent” means, as to each Guarantor on a particular date, that such Guarantor (a) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage and is able to pay its debts as they mature, (b) has assets having a value, both at fair valuation and at present fair saleable value, greater than the amount required to pay its probable liabilities (including contingencies), and (c) does not believe that it will incur debts or liabilities beyond its ability to pay such debts or liabilities as they mature, subject in each case to the first sentence in Section 2.2 hereof.
     SECTION 1.2 Other Definitional Provisions. Capitalized terms used and not otherwise defined in this Guaranty including the preambles and recitals hereof shall have the meanings ascribed to them in the Credit Agreement. In the event of a conflict between capitalized terms defined herein and in the Credit Agreement, this Guaranty shall control. The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Guaranty shall refer to this Guaranty as a whole and not to any particular provision of this Guaranty, and Section references are to this Guaranty unless otherwise specified. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Guarantor, shall refer to such Guarantor’s Collateral or the relevant part thereof.
ARTICLE II
GUARANTY
     SECTION 2.1 Guaranty. Each Guarantor hereby, jointly and severally with the other Guarantors, unconditionally guarantees to the Administrative Agent for the ratable benefit of the Guaranteed Parties the prompt payment and performance of all Obligations whether primary or secondary (whether by way of endorsement or otherwise), whether now existing or hereafter arising, whether or not from time to time reduced or extinguished (except by payment thereof) or hereafter increased or incurred, whether enforceable or unenforceable as against the Borrowers or any other Person, whether or not discharged, stayed or otherwise affected by any Applicable Insolvency Law or proceeding thereunder, whether created directly with the Administrative Agent or any other Guaranteed Party or acquired by the Administrative Agent or any other Guaranteed Party through assignment or endorsement or otherwise, whether matured or unmatured, whether joint or several, as and when the same become due and payable (whether at maturity or earlier, by reason of acceleration, mandatory repayment or otherwise), in accordance with the terms of any such instruments evidencing any such obligations, including all renewals, extensions or modifications thereof (all Obligations, including all of the foregoing being hereafter collectively referred to as the “Guaranteed Obligations”).
     SECTION 2.2 Bankruptcy Limitations on Guarantors. Notwithstanding anything to the contrary contained in Section 2.1, it is the intention of each Guarantor and the Guaranteed Parties that, in any proceeding involving the bankruptcy, reorganization, arrangement, adjustment of debts, relief of debtors, dissolution or insolvency or any similar proceeding with respect to any Guarantor or its assets, the amount of such Guarantor’s obligations with respect to the Guaranteed Obligations shall be equal to, but not in excess of, the maximum amount thereof not subject to avoidance or recovery by operation of Applicable Insolvency Laws after giving effect to Section 2.3(a). To that end, but only in the event and to the extent that after giving effect to Section 2.3(a) such Guarantor’s obligations with respect to the Guaranteed Obligations or any payment made pursuant to such Guaranteed Obligations would, but for the operation of the first sentence of this Section 2.2, be subject to avoidance or recovery in any such proceeding under Applicable Insolvency Laws after giving effect to Section 2.3(a), the amount of such Guarantor’s obligations with respect to the Guaranteed Obligations shall be limited to the largest amount which, after giving effect thereto, would not, under Applicable Insolvency Laws, render such Guarantor’s obligations with respect to the Guaranteed Obligations unenforceable or avoidable or otherwise subject to recovery under Applicable Insolvency Laws. To the extent any payment actually made pursuant to the Guaranteed Obligations exceeds the limitation of the first sentence of this Section 2.2 and is otherwise subject to avoidance and recovery in any such proceeding under Applicable Insolvency Laws, the amount subject to avoidance shall in all events be limited to the amount by which such actual payment exceeds such limitation and the Guaranteed Obligations as limited by the first sentence of this Section 2.2 shall in all events remain in full force and effect and be fully enforceable against such Guarantor. The first sentence of this Section 2.2 is intended solely to preserve the rights of the Administrative Agent hereunder against such Guarantor in such proceeding to the maximum extent permitted by Applicable Insolvency Laws and neither such Guarantor, the Borrowers, any other Guarantor nor any other Person shall have any right or claim under such sentence that would not otherwise be available under Applicable Insolvency Laws in such proceeding.
     SECTION 2.3 Agreements for Contribution.
     (a) The Guarantors hereby agree among themselves that, if any Guarantor shall make an Excess Payment (as defined below), such Guarantor shall have a right of contribution from each other Guarantor in an amount equal to such other Guarantor’s Contribution Share (as defined below) of such Excess Payment. The payment obligations of any Guarantor under this Section 2.3(a) shall be subordinate and subject in right of payment to the Guaranteed Obligations until such time as the Guaranteed Obligations have been paid in full, and none of the Guarantors shall exercise any right or remedy under this Section 2.3(a) against any other Guarantor until such Guaranteed Obligations have been paid in full. For purposes of this Section 2.3(a), (i) “Excess Payment” shall mean the amount paid by any Guarantor in excess of its Ratable Share of any Guaranteed Obligations; (ii) “Ratable Share” shall mean, for any Guarantor in respect of any payment of Guaranteed Obligations, the ratio (expressed as a percentage) as of the date of such payment of Guaranteed Obligations of (A) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including probable, contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (B) the amount by which the aggregate present fair salable value of all assets and other properties of all of the Guarantors exceeds the amount of all of the debts and liabilities (including probable, contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Guarantors hereunder) of the Guarantors; provided, however, that, for purposes of calculating the Ratable Shares of the Guarantors in respect of any payment of Guaranteed Obligations, any Guarantor that became a Guarantor subsequent to the date of any such payment shall be deemed to have been a Guarantor on the date of such payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such payment; and (iii) “Contribution Share” shall mean, for any Guarantor in respect of any Excess Payment made by any other Guarantor, the ratio (expressed as a percentage) as of the date of such Excess Payment of (A) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such

Guarantor (including probable, contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (B) the amount by which the aggregate present fair salable value of all assets and other properties of the Guarantors other than the maker of such Excess Payment exceeds the amount of all of the debts and liabilities (including probable, contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Guarantors) of the Guarantors other than the maker of such Excess Payment; provided, however, that, for purposes of calculating the Contribution Shares of the Guarantors in respect of any Excess Payment, any Guarantor that became a Guarantor subsequent to the date of any such Excess Payment shall be deemed to have been a Guarantor on the date of such Excess Payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such Excess Payment. Each of the Guarantors recognizes and acknowledges that the rights to contribution arising hereunder shall constitute an asset in favor of the party entitled to such contribution. This Section 2.3(a) shall not be deemed to affect any right of subrogation, indemnity, reimbursement or contribution that any Guarantor may have under Applicable Law against the Borrowers in respect of any payment of Guaranteed Obligations.
     (b) No Subrogation. Notwithstanding any payment or payments by any of the Guarantors hereunder, or any set-off or application of funds of any of the Guarantors by the Administrative Agent or any other Guaranteed Party, or the receipt of any amounts by the Administrative Agent or any other Guaranteed Party with respect to any of the Guaranteed Obligations, none of the Guarantors shall be entitled to be subrogated to any of the rights of the Administrative Agent or any other Guaranteed Party against the Borrowers or the other Guarantors or against any collateral security held by the Administrative Agent or any other Guaranteed Party for the payment of the Guaranteed Obligations nor shall any of the Guarantors seek any reimbursement from the Borrowers or any of the other Guarantors in respect of payments made by such Guarantor in connection with the Guaranteed Obligations, until all amounts owing to the Administrative Agent and the other Guaranteed Parties on account of the Guaranteed Obligations are paid in full and the Commitments are terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Guaranteed Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Administrative Agent, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly endorsed by such Guarantor to the Administrative Agent, if required) to be applied against the Guaranteed Obligations, whether matured or unmatured, in such order as set forth in the Credit Agreement.
     SECTION 2.4 Nature of Guaranty.
     (a) Each Guarantor agrees that this Guaranty is a continuing, unconditional guaranty of payment and performance and not of collection, and that its obligations under this Guaranty shall be primary, absolute and unconditional, irrespective of, and unaffected by:
     (i) the genuineness, validity, regularity, enforceability or any future amendment of, or change in, the Credit Agreement or any other Loan Document or any other agreement, document or instrument to which the Borrowers or any Guarantor is or may become a party;
     (ii) the absence of any action to enforce this Guaranty, the Credit Agreement or any other Loan Document or the waiver or consent by the Administrative Agent or any other Guaranteed Party with respect to any of the provisions of this Guaranty, the Credit Agreement or any other Loan Document;
     (iii) the existence, value or condition of, or failure to perfect its Lien against, any security for or other guaranty of the Guaranteed Obligations or any action, or the absence of any action, by the Administrative Agent or any other Guaranteed Party in respect of such security or guaranty (including, without limitation, the release of any such security or guaranty); or
     (iv) any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor;
it being agreed by each Guarantor that, subject to the first sentence of Section 2.2, its obligations under this Guaranty shall not be discharged until the final indefeasible payment and performance, in full, of the Guaranteed Obligations and the termination of the Commitments.
     (b) Each Guarantor represents, warrants and agrees that its obligations under this Guaranty are not and shall not be subject to any counterclaims, offsets or defenses of any kind (other than the defense of payment) against the Administrative Agent, the other Guaranteed Parties or the Borrowers whether now existing or which may arise in the future.
     (c) Each Guarantor hereby agrees and acknowledges that the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guaranty, and all dealings between the Borrowers and any of the Guarantors, on the one hand, and the Administrative Agent and the other Guaranteed Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guaranty.
     SECTION 2.5 Waivers. To the extent permitted by law, each Guarantor expressly waives all of the following rights and defenses (and agrees not to take advantage of or assert any such right or defense):
     (a) any rights it may now or in the future have under any statute, or at law or in equity, or otherwise, to compel the Administrative Agent or any other Guaranteed Party to proceed in respect of the Guaranteed Obligations against the Borrowers or any other Person or against any security for or other guaranty of the payment and performance of the Guaranteed Obligations before proceeding against, or as a condition to proceeding against, such Guarantor;
     (b) any defense based upon the failure of the Administrative Agent or any other Guaranteed Party to commence an action in respect of the Guaranteed Obligations against the Borrowers, such Guarantor, any other guarantor or any other Person or any security for the payment and performance of the Guaranteed Obligations;
     (c) any right to insist upon, plead or in any manner whatever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshalling of assets or redemption laws, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by such Guarantor of its obligations under, or the enforcement by the Administrative Agent or the other Guaranteed Parties of this Guaranty;
     (d) any right of diligence, presentment, demand, protest and notice (except as specifically required herein) of whatever kind or nature with respect to any of the Guaranteed Obligations and waives, to the extent permitted by Applicable Laws, the benefit of all provisions of law which are or might be in conflict with the terms of this Guaranty; and
     (e) any and all right to notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by the Administrative Agent or any other Guaranteed Party upon, or acceptance of, this Guaranty.

     Each Guarantor agrees that any notice or directive given at any time to the Administrative Agent or any other Guaranteed Party which is inconsistent with any of the foregoing waivers shall be null and void and may be ignored by the Administrative Agent or such other Guaranteed Party, and, in addition, may not be pleaded or introduced as evidence in any litigation relating to this Guaranty for the reason that such pleading or introduction would be at variance with the written terms of this Guaranty, unless the Administrative Agent and the Requisite Lenders have specifically agreed otherwise in writing. The foregoing waivers are of the essence of the transaction contemplated by the Credit Agreement and the other Loan Documents and, but for this Guaranty and such waivers, the Administrative Agent and Lenders would decline to enter into the Credit Agreement and the other Loan Documents.
     SECTION 2.6 Modification of Loan Documents, etc. Neither the Administrative Agent nor any other Guaranteed Party shall incur any liability to any Guarantor as a result of any of the following, and none of the following shall impair or release this Guaranty or any of the obligations of any Guarantor under this Guaranty:
     (a) any change or extension of the manner, place or terms of payment of, or renewal or alteration of all or any portion of, the Guaranteed Obligations;
     (b) any action under or in respect of the Credit Agreement or the other Loan Documents in the exercise of any remedy, power or privilege contained therein or available to any of them at law, in equity or otherwise, or waiver or refraining from exercising any such remedies, powers or privileges;
     (c) any amendment to, or modification of, in any manner whatsoever, the Loan Documents;
     (d) any extension or waiver of the time for performance by any Guarantor, any other guarantor, the Borrowers or any other Person of, or compliance with, any term, covenant or agreement on its part to be performed or observed under a Loan Document, or waiver of such performance or compliance or consent to a failure of, or departure from, such performance or compliance;
     (e) the taking and holding of security or collateral for the payment of the Guaranteed Obligations or the sale, exchange, release, disposal of, or other dealing with, any property pledged, mortgaged or conveyed, or in which the Administrative Agent or the other Guaranteed Parties have been granted a Lien, to secure any Indebtedness of any Guarantor, any other guarantor or the Borrowers to the Administrative Agent or the other Guaranteed Parties;
     (f) the release of anyone who may be liable in any manner for the payment of any amounts owed by any Guarantor, any other guarantor or the Borrowers to the Administrative Agent or any other Guaranteed Party;
     (g) any modification or termination of the terms of any intercreditor or subordination agreement pursuant to which claims of other creditors of any Guarantor, any other guarantor or the Borrowers are subordinated to the claims of the Administrative Agent or any other Guaranteed Party; or
     (h) any application of any sums by whomever paid or however realized to any Guaranteed Obligations owing by any Guarantor, any other guarantor or the Borrowers to the Administrative Agent or any other Guaranteed Party in such manner as the Administrative Agent or any other Guaranteed Party shall determine in its reasonable discretion.
     SECTION 2.7 Demand by the Administrative Agent. In addition to the terms set forth in this Article II and in no manner imposing any limitation on such terms, if all or any portion of the then outstanding Guaranteed Obligations are declared to be immediately due and payable, then the Guarantors shall, upon demand in writing therefor by the Administrative Agent to the Guarantors, pay all or such portion of the outstanding Guaranteed Obligations due hereunder then declared due and payable.
     SECTION 2.8 Remedies. Upon the occurrence and during the continuance of any Event of Default, with the consent of the Requisite Lenders, the Administrative Agent may, or upon the request of the Requisite Lenders, the Administrative Agent shall, enforce against the Guarantors their obligations and liabilities hereunder and exercise such other rights and remedies as may be available to the Administrative Agent hereunder, under the Credit Agreement or the other Loan Documents or otherwise.
     SECTION 2.9 Benefits of Guaranty. The provisions of this Guaranty are for the benefit of the Administrative Agent and the other Guaranteed Parties and their respective permitted successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between the Borrowers, the Administrative Agent and the other Guaranteed Parties, the obligations of the Borrowers under the Loan Documents. In the event all or any part of the Guaranteed Obligations are transferred, endorsed or assigned by the Administrative Agent or any other Guaranteed Party to any Person or Persons as permitted under the Credit Agreement, any reference to an “Administrative Agent”, or “Guaranteed Party” herein shall be deemed to refer equally to such Person or Persons.
     SECTION 2.10 Termination; Reinstatement.
     (a) Subject to clause (c) below, this Guaranty shall remain in full force and effect until all the Guaranteed Obligations and all the obligations of the Guarantors shall have been paid in full and the Commitments terminated.
     (b) No payment made by the Borrowers, any Guarantor, or any other Person received or collected by the Administrative Agent or any other Guaranteed Party from the Borrowers, any Guarantor, or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Guaranteed Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the obligations of the Guarantors or any payment received or collected from such Guarantor in respect of the obligations of the Guarantors), remain liable for the obligations of the Guarantors up to the maximum liability of such Guarantor hereunder until the Guaranteed Obligations and all the obligations of the Guarantors shall have been paid in full and the Commitments terminated.
     (c) Each Guarantor agrees that, if any payment made by the Borrowers or any other Person applied to the Guaranteed Obligations is at any time annulled, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or is repaid in whole or in part pursuant to a good faith settlement of a pending or threatened claim, or the proceeds of any Collateral are required to be refunded by the Administrative Agent or any other Guaranteed Party to the Borrowers, their respective estates, trustees, receivers or any other Person, including, without limitation, any Guarantor, under any Applicable Law or equitable cause, then, to the extent of such payment or repayment, each Guarantor’s liability hereunder (and any Lien or Collateral securing such liability) shall be and remain in full force and effect, as fully as if such payment had never been made, and, if prior thereto, this Guaranty shall have been canceled or surrendered (and if any Lien or Collateral securing such Guarantor’s liability hereunder shall have been released or terminated by virtue of such cancellation or surrender), this Guaranty (and such Lien or Collateral) shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of such Guarantor in respect of the amount of such payment (or any Lien or Collateral securing such obligation).

     SECTION 2.11 Payments. Payments by the Guarantors shall be made to the Administrative Agent, to be credited and applied to the Guaranteed Obligations in accordance with Section 7.05 of the Credit Agreement, in immediately available Dollars to an account designated by the Administrative Agent or at the Administrative Agent’s Office or at any other address that may be specified in writing from time to time by the Administrative Agent.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
     To induce the Administrative Agent and the Lenders to extend credit under the Credit Agreement and the other Loan Documents, each Guarantor hereby represents and warrants that:
     SECTION 3.1 Organization, etc. Such Guarantor (a) is a corporation, partnership or other form of legal entity, validly organized and existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, (b) has all requisite corporate or other power and authority to carry on its business as now conducted, (c) is duly qualified to do business and is in good standing as a foreign corporation or foreign partnership (or comparable foreign qualification, if applicable, in the case of any other form of legal entity), as the case may be, in each jurisdiction where the nature of its business requires such qualification, except where the failure to so qualify will not have a Material Adverse Effect and (d) has full power and authority and holds all requisite material governmental licenses, permits and other approvals to enter into and perform its obligations under this Agreement and each other Loan Document to which it is a party and to own or hold under lease its Property and to conduct its business substantially as currently conducted by it.
     SECTION 3.2 Due Authorization; Non-Contravention, etc. The execution, delivery and performance by such Guarantor of this Guaranty are within such Guarantor’s corporate, partnership or comparable powers, as the case may be, have been duly authorized by all necessary corporate, partnership or comparable and, if required, stockholder action, as the case may be, and do not (a) contravene the Organic Documents of such Guarantor; (b) contravene any material law, statute, rule or regulation binding on or affecting such Guarantor; (c) except as set forth on Schedule 3.02(c) of the Credit Agreement, violate or result in a default or event of default or an acceleration of any rights or benefits under any material indenture, agreement or other instrument binding upon such Guarantor; or (d) result in, or require the creation or imposition of, any Lien on any material asset of such Guarantor, except Liens created under the Loan Documents.
     SECTION 3.3 Governmental Approval, Regulation, etc. Except as set forth on Schedule 3.03 of the Credit Agreement, no consent, authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or other Person is required for the due execution, delivery or performance by such Guarantor of this Agreement except such as have been obtained or made and are in full force and effect and except filings necessary to perfect Liens under the Security Documents.
     SECTION 3.4 Validity, etc. This Agreement has been duly executed and delivered by such Guarantor and constitutes, and each other Loan Document to which such Guarantor is a party will, on the due execution and delivery thereof and assuming the due execution and delivery of this Agreement by each of the other parties hereto, constitute, the legal, valid and binding obligation of such Guarantor enforceable in accordance with its respective terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity.

     SECTION 3.5 Litigation. Except as set forth on Schedule 3.07 to the Credit Agreement, there is no pending or, to the knowledge of such Guarantor, threatened litigation, action or proceeding (including, without limitation, any existing or new litigation relating to the Transactions) affecting such Guarantor’s operations, properties, businesses, assets or prospects, or the ability of the parties to consummate the transactions contemplated hereby, which would have a Material Adverse Effect or which purports to affect the legality, validity or enforceability of this Guaranty, any other Loan Document or the transactions contemplated by the Loan Documents.
     SECTION 3.6 Solvency. As of the Closing Date (or such later date upon which such Guarantor became a party hereto) such Guarantor is Solvent.
ARTICLE IV
MISCELLANEOUS
     SECTION 4.1 Notices. All notices and communications hereunder shall be given to the addresses and otherwise made in accordance with Section 9.01 of the Credit Agreement; provided that notices and communications to the Guarantors shall be directed to the Guarantors, at the address of the Borrower Representative set forth in Section 9.01 of the Credit Agreement.
     SECTION 4.2 Amendments in Writing. None of the terms or provisions of this Guaranty may be waived, amended, supplemented or otherwise modified except in accordance with Section 9.02 of the Credit Agreement.
     SECTION 4.3 Expenses; Indemnification; Waiver of Consequential Damages, etc.
     (a) Each Guarantor agrees to pay or reimburse each Guaranteed Party and the Administrative Agent for all its costs and expenses incurred in connection with enforcing or preserving any rights under this Guaranty and the other Loan Documents to which such Guarantor is a party, including, without limitation, the reasonable fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Guaranteed Party and of counsel to the Administrative Agent.
     (b) Each Guarantor agrees to pay, and to save the Administrative Agent and the other Guaranteed Parties harmless from, any and all liabilities with respect to, or resulting from any such Guarantor’s delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable in connection with any of the transactions contemplated by this Guaranty.
     (c) Each Guarantor agrees to pay, and to save the Administrative Agent and the other Guaranteed Parties harmless from any and all liabilities, obligations, losses, damages, penalties, costs and expenses in connection with actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Guaranty to the extent the Borrowers would be required to do so pursuant to Section 9.03 of the Credit Agreement.
     (d) To the fullest extent permitted by Applicable Law, each Guarantor shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Guaranty, any other Loan Document or any agreement or instrument contemplated hereby or the transactions contemplated hereby or thereby. No Indemnitee referred to in this Section 4.3 shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Guaranty or the other Loan Documents or the transactions contemplated hereby or thereby.
     (e) All amounts due under this Section shall be payable promptly after demand therefor.
     SECTION 4.4 Right of Set-off. If an Event of Default shall have occurred and be continuing, each Guaranteed Party and its Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Guaranteed Party or any such Affiliate to or for the credit or the account of such Guarantor against any and all of the obligations of such Guarantor now or hereafter existing under this Guaranty or any other Loan Document to such Guaranteed Party, irrespective of whether or not such Guaranteed Party shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Guarantor may be contingent or unmatured or are owed to a branch or office of such Guaranteed Party different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Guaranteed Party and its Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Guaranteed Party or its Affiliates may have. Each Guaranteed Party agrees to notify such Guarantor and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.
     SECTION 4.5 Governing Law; Jurisdiction; Venue; Service of Process.
     (a) Governing Law. This Guaranty shall be governed by, and construed in accordance with, the law of the State of New York.
     (b) Submission to Jurisdiction. Each Guarantor irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by Applicable Law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guaranty or in any other Loan Document shall affect any right that the Administrative Agent or any other Guaranteed Party may otherwise have to bring any action or proceeding relating to this Guaranty or any other Loan Document against any Guarantor or its properties in the courts of any jurisdiction.
     (c) Waiver of Venue. Each Guarantor irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Guaranty or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
     (d) Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 9.01 of the Credit Agreement. Nothing in this Guaranty will affect the right of any party hereto to serve process in any other manner permitted by Applicable Law.

     SECTION 4.6 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
     SECTION 4.7 No Waiver by Course of Conduct, Cumulative Remedies. Neither the Administrative Agent nor any other Guaranteed Party shall by any act (except by a written instrument pursuant to Section 4.2), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising on the part of the Administrative Agent or any other Guaranteed Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any other Guaranteed Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such other Guaranteed Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.
     SECTION 4.8 Successors and Assigns. This Guaranty shall be binding upon the successors and assigns of each Guarantor and shall inure to the benefit of each Guarantor (and shall bind all Persons who become bound as a Guarantor under this Guaranty), the Administrative Agent and the other Guaranteed Parties and their successors and assigns; provided that no Guarantor may assign, transfer or delegate any of its rights or obligations under this Guaranty without the prior written consent of the Administrative Agent and the Lenders (except as otherwise provided by the Credit Agreement).
     SECTION 4.9 Survival of Indemnities. Notwithstanding any termination of this Guaranty, the indemnities to which the Administrative Agent and the other Guaranteed Parties are entitled under the provisions of Section 4.3 and any other provision of this Guaranty and the other Loan Documents shall continue in full force and effect and shall protect the Administrative Agent and the other Guaranteed Parties against events arising after such termination as well as before.
     SECTION 4.10 Titles and Captions. Titles and captions of Articles, Sections and subsections in, and the table of contents of, this Guaranty are for convenience only, and neither limit nor amplify the provisions of this Guaranty.
     SECTION 4.11 Severability of Provisions. Any provision of this Guaranty or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.
     SECTION 4.12 Counterparts. This Guaranty may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Guaranty by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Guaranty.
     SECTION 4.13 Integration. This Guaranty comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Guaranty and those of any other Loan Document, the provisions of the Credit Agreement shall control; provided that any provision of the any other Loan Document which imposes additional burdens on any Guarantor or further restricts the rights of any Guarantor or gives the Administrative Agent or other Guaranteed Parties additional rights shall not be deemed to be in conflict or inconsistent with this Guaranty and shall be given full force and effect.
     SECTION 4.14 Advice of Counsel, No Strict Construction. Each of the parties represents to each other party hereto that it has discussed this Guaranty with its counsel. The parties hereto have participated jointly in the negotiation and drafting of this Guaranty. In the event an ambiguity or question of intent or interpretation arises, this Guaranty shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Guaranty.
     SECTION 4.15 Acknowledgements. Each Guarantor hereby acknowledges that:
     (a) neither the Administrative Agent nor any other Guaranteed Party has any fiduciary relationship with or duty to any Guarantor arising out of or in connection with this Guaranty or any of the other Loan Documents, and the relationship between the Guarantors, on the one hand, and the Administrative Agent and the other Guaranteed Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and
     (b) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Guarantors and the Lenders.
     SECTION 4.16 Releases. At such time as the Guaranteed Obligations (other than Hedging Obligations) shall have been paid in full and the Commitments have been terminated, this Guaranty and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Guarantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party.
     SECTION 4.17 Additional Guarantors. Each Subsidiary of a Borrower that is required to become a party to this Guaranty pursuant to Section 5.16 of the Credit Agreement shall become a Guarantor for all purposes of this Guaranty upon execution and delivery by such Subsidiary of a supplement in form and substance satisfactory to the Administrative Agent.
[Signature Pages to Follow]

     IN WITNESS WHEREOF, each of the Guarantors has executed and delivered this Guaranty under seal by their duly authorized officers, all as of the day and year first above written.

CONSOLIDATED COMMUNICATIONS HOLDINGS, INC., as Guarantor
By:	/s/ Steven L. Childers
Steven L. Childers
Chief Financial Officer

[Signature Pages Continue]
[Consolidated Communications Guaranty Agreement]

CONSOLIDATED COMMUNICATIONS PUBLIC SERVICES, INC., as Guarantor
By:	/s/ Steven L. Childers
Steven L. Childers
Chief Financial Officer

CONSOLIDATED COMMUNICATIONS MARKET RESPONSE, INC., as Guarantor
By:	/s/ Steven L. Childers
Steven L. Childers
Chief Financial Officer

CONSOLIDATED COMMUNICATIONS OPERATOR SERVICES, INC., as Guarantor
By:	/s/ Steven L. Childers
Steven L. Childers
Chief Financial Officer

CONSOLIDATED COMMUNICATIONS NETWORK SERVICES, INC., as Guarantor
/s/ Steven L. Childers
Steven L. Childers
Chief Financial Officer

CONSOLIDATED COMMUNICATIONS MOBILE SERVICES, INC., as Guarantor
/s/ Steven L. Childers
Steven L. Childers
Chief Financial Officer

[Signature Pages Continue]
[Consolidated Communications Guaranty Agreement]

CONSOLIDATED COMMUNICATIONS BUSINESS SYSTEMS, INC., as Guarantor
By:	/s/ Steven L. Childers
Steven L. Childers
Chief Financial Officer

CONSOLIDATED COMMUNICATIONS VENTURES COMPANY, as Guarantor
By:	/s/ Steven L. Childers
Steven L. Childers
Chief Financial Officer

CONSOLIDATED COMMUNICATIONS SERVICES COMPANY, as Guarantor
By:	/s/ Steven L. Childers
Steven L. Childers
Chief Financial Officer

CONSOLIDATED COMMUNICATIONS TELECOM SERVICES OF TEXAS COMPANY, as Guarantor
By:	/s/ Steven L. Childers
Steven L. Childers
Chief Financial Officer

CONSOLIDATED COMMUNICATIONS OF FORT BEND COMPANY, as Guarantor
By:	/s/ Steven L. Childers
Steven L. Childers
Chief Financial Officer

[Signature Pages Continue]
[Consolidated Communications Guaranty Agreement]

CONSOLIDATED COMMUNICATIONS OF TEXAS COMPANY, as Guarantor
/s/ Steven L. Childers
Steven L. Childers
Chief Financial Officer

CONSOLIDATED COMMUNICATIONS TRANSPORT COMPANY, as Guarantor
/s/ Steven L. Childers
Steven L. Childers
Chief Financial Officer

NORTH PITTSBURGH TELEPHONE COMPANY, as Guarantor
By:	/s/ Steven L. Childers
Steven L. Childers
Chief Financial Officer

PENN TELECOM, INC., as Guarantor
By:	/s/ Steven L. Childers
Steven L. Childers
Chief Financial Officer

PINNATECH, INC., as Guarantor
By:	/s/ Steven L. Childers
Steven L. Childers
Chief Financial Officer

[Signature Pages Continue]
[Consolidated Communications Guaranty Agreement]

WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent
By:	/s/ Marc Birenbaum
Marc Birenbaum
Director

[Consolidated Communications Guaranty Agreement]